Exhibit 99.1

Zapata AI Announces Second Quarter 2024 Financial Results and Provides Business Update

BOSTON (August 14, 2024) – Zapata Computing Holdings Inc. (“Zapata AI” or “the Company”) (Nasdaq: ZPTA), a leading provider of industrial-grade software for enterprise AI, today announced its financial results for the second quarter of 2024 and provided a business update.

Business Highlights

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Significantly expanded partnership with D-Wave Quantum Inc. to accelerate the development and delivery of integrated quantum and generative AI solutions in D‑Wave’s Leap cloud platform
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Successfully collaborated with KPMG on a project to streamline the compliance models of a leading global insurance firm
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Alongside its project collaborators, published select research findings from its participation in Phase II of the Defense Advanced Research Projects Agency (DARPA) Quantum Benchmarking program, a critical milestone in the project’s initiative
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Announced a strategic collaboration with Tech Mahindra that leverages Zapata AI's quantum-based generative AI to improve network operations and customer service for Tech Mahindra's global telecom customers
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Bolstered the senior leadership team with the additions of Sumit Kapur, an accomplished technology industry finance leader, as Chief Financial Officer, and Derron Blakely, who brings a strong legal background at fast-growing public companies in the AI and defense industries, as General Counsel
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Subsequent to Q2 2024-end, announced a Cooperative Research and Development Agreement with the U.S. Department of Defense’s (“DOD”) U.S. Special Operations Command ("USSOCOM") to collaborate on real-time intelligence

Financial highlights

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Revenue of $2.00 million in Q2 2024 versus $1.43 million in Q2 2023
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Gross margin of 36.0% in Q2 2024 versus 19.7% in Q2 2023
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Operating loss of $7.37 million in Q2 2024 versus $4.14 million in Q2 2023
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Net cash used by operating activities of $6.11 million in Q2 2024 versus $3.61 million in Q2 2023
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Cash and cash equivalents of $7.16 million, excluding $0.14 million of restricted cash, as of June 30, 2024 versus $7.25 million, excluding $0.14 million, at March 31, 2024
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$6.06 million in net cash provided from financing activities during Q2 2024
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Qualified pipeline of more than $30 million

Executive Commentary

“Zapata AI is solving AI’s biggest challenges, which include addressing the deficiencies of Large Language Models (LLMs), the cost burden and accessibility challenges of AI compute, and the inherent risks posed to data privacy and security from AI platforms today, through our ensembles of small, quantum-inspired, highly tailored AI models,” said Christopher Savoie, CEO and Co-founder of Zapata AI. “This message has been well received by the market, and we made strong progress during the second quarter in building awareness and appreciation for our technology, evolving our partnerships, and growing our qualified pipeline of customers, which today stands at more than $30 million and spans across several focus industries.”

“During the second quarter, we expanded our commercial partnership with D-Wave to speed up the development and delivery of advanced AI systems that combine traditional and quantum computing.

D-Wave is a complimentary partner for us, and we believe this expansion of our collaborative engagement demonstrates the value of our AI offering, and specifically how we are able to bolster the capability of their cloud service to create more efficient and powerful AI models. In insurance, we collaborated with KPMG to significantly improve a leading global insurance firm's risk and compliance modeling. By using advanced AI and optimization techniques, we managed to reduce the time needed to run complex models by more than 1,000 times while still maintaining accuracy. Defense remains a compelling market for our technology, and we were proud to publish our research findings from the second phase of Defense Advanced Research Projects Agency (“DARPA”) Quantum Benchmarking program. Alongside our project partners, we demonstrated how quantum computing can bring significant economic benefits by solving complex industrial problems faster and more efficiently. Further, our expertise in rapidly deploying AI solutions in challenging environments helped us to deepen our work with the DOD through the agreement we announced this week with USSOCOM to collaborate on AI-driven solutions that can enhance situational awareness, real-time decision-making and operational readiness. In telecom, our partnership with Tech Mahindra is enabling us to have conversations with their portfolio of service providers as we demonstrate how we can more accurately anticipate, predict, and respond to service disruptions and high-traffic events while optimizing network and operations management.”

“As we look ahead, we are excited by the robust level of dialogue we are having with prospective customers. We have seen significant growth in customer interest since the beginning of the year and especially in Q2, as evidenced by strong growth in our qualified pipeline in our target verticals. We are optimistic about an acceleration in our business and converting on this pipeline as we go through the second half of 2024 and beyond,” concluded Savoie.

Financial and Operating Results

Revenues in Q2 2024 were $2.00 million, which compares to revenues of $1.43 million in Q2 2023. The period over period improvement primarily reflects an increase in software license deliveries. Gross margin of 36.0% in Q2 2024 compares with 19.7% in Q2 2023 as the Company continues to see advances in its ability to drive profitability with increases in scale. Operating loss of $7.37 million in Q2 2024 compares to an operating loss of $4.14 million in Q2 2023 as general and administrative expenses increased by $3.01 million. A significant portion of this change is due to one-time fees that resulted from the Company’s Nasdaq public markets listing and the filing of a registration statement on Form S-1 in connection with the Company’s equity line of credit (“ELOC”), which drove higher professional services fees. Net loss in Q2 2024 was $15.58 million versus $4.72 million in Q2 2023. Q2 2024 net loss was impacted by a non-cash charge of $8.23 million loss related to the fair value change of a forward purchase agreement derivative liability.

Net cash used by operating activities in Q2 2024 was $6.11 million, which included $0.89 million in cash from working capital, and compares with $3.61 million used in Q2 2023. As of June 30, 2024, cash and cash equivalents stood at $7.16 million, excluding restricted cash of $0.14 million. This compares with $7.25 million, excluding restricted cash of $0.14 million, at March 31, 2024. Zapata AI generated $6.06 million in cash from financing activities during Q2 2024, which was primarily comprised of $5.30 million raised via the issuance of common stock from the ELOC. Subsequent to Q2 2024-end, the company entered into an additional purchase agreement with Lincoln Park Capital Fund, LLC pursuant to which Lincoln Park has elected to purchase from the company, at the company’s option, up to $10 million of shares of common stock subject to certain conditions.

Conference call information

Zapata AI will host a conference call today, August 14, 2024 at 8:30am ET to discuss its financial results and provide a business update. The conference call will be accessible live via a webcast on Zapata AI’s investor relations site, which can be found at ir.zapata.ai, and a replay of the webcast will be made available shortly after the event’s conclusion for one year.

About Zapata AI

Zapata AI (NASDAQ: ZPTA) helps large enterprise and government agencies unlock the promise of AI with industrial-grade enterprise AI solutions powered by Orquestra®, a proprietary software platform that speeds up the Model Development Lifecycle (MDLC). We use ensembles of specialized models and innovative quantum mathematics to deliver real-time, actionable insights across industries such as defense, manufacturing, automotive and finance. Our solutions excel in high-stakes scenarios where immediate, accurate decision-making is crucial, ensuring our clients maintain a competitive edge in rapidly changing environments. Founded in 2017 and headquartered in Boston, Massachusetts, with offices worldwide, Zapata AI holds one of the largest patent libraries for enterprise AI and quantum computing.

For more information on Zapata AI, visit our website or follow us on LinkedIn or X.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “intend,” “evolve,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “progress,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding anticipated interest in our offerings by potential customers, our ability to progress new opportunities across industries and other statements that are not historical facts. These statements are based on the current expectations of Zapata AI’s management and are not predictions of actual performance. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include, but are not limited to, (i) our ability to enter into agreements with potential customers identified in our pipeline; (ii) a decline in the price of our securities if we fail to meet the expectations of investors or securities analysts; (iii) our ability to attract new customers, retain existing customers, and grow; competition in the generative AI industry; (iv) our ability to raise additional capital on non-dilutive terms or at all, including through our purchase agreements with Lincoln Park Capital Fund, LLC; (v) our ability to improve our operational, financial and management controls; (vi) failure to maintain and enhance awareness of our brand; (vii) increased costs associated with operating as a public company; (viii) protection of proprietary rights; intellectual property infringement, data protection and other losses; and (ix) other risks and uncertainties described in our filings with the Securities and Exchange Commission.

ZAPATA COMPUTING HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

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(in thousands, except share and per share amounts)

ZAPATA COMPUTING HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

ZAPATA COMPUTING HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

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Contacts

Zapata AI

Media: press@zapata.ai

Investors: investors@zapata.ai